SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending  07/31/2005
File number 811-5686
Series No.: 11

72DD.    1.  Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                       $ 11,375
         2.  Dividends for a second class of open-end company shares
             (000's Omitted)
             Class B                       $  2,197
             Class C                       $  1,683
             Class R                       $     37
             Investor Class                $    626
             Institutional Class           $    170

73A.         Payments per share outstanding during the entire current period:
             (form nnn.nnnn)
         1.  Dividends from net investment income
             Class A                        $0.4081
         2.  Dividends for a second class of open-end company shares
             (form nnn.nnnn)
             Class B                        $0.2462
             Class R                        $0.2462
             Class C                        $0.3698
             Investor Class                 $0.4342
             Institutional Class            $0.5440

74U.     1.  Number of shares outstanding (000's Omitted)
             Class A                        32,259
         2.  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                         8,695
             Class C                         7,191
             Class R                           234
             Investor Class                  1,439
             Institutional Class               641


74V.     1.  Net asset value per share (to nearest cent)
             Class A                        $29.14
         2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                        $29.23
             Class C                        $29.17
             Class R                        $29.15
             Investor Class                 $29.12
             Institutional Class            $29.14